                                                                  EXHIBIT 10.24

                        ORBIMAGE GROUND STATION CONTRACT
                      (Contract Number: OGS-SPOT-C-01-300)

       THIS ORBIMAGE GROUND STATION CONTRACT ("Contract" or "Agreement") is entered into as of August 4, 1999 (the "Effective Date") by and between ORBITAL IMAGING CORPORATION ("ORBIMAGE"), a Delaware corporation, with its principal place of business located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and SPOT IMAGE ("CUSTOMER" or "SPOT Image"), a French societe anonyme, with its principal place of business located at 5 rue de Satellites, BP 4359, F-31030 Toulouse Cedex 4, France.

                                    RECITALS

       WHEREAS, CUSTOMER desires to modify its existing ground station located in or near Toulouse, France (the "Customer Ground Station") so that it is capable of OrbView-3 and OrbView-4 data reception, recording, archiving, cataloging, ordering and product generation for the panchromatic and multispectral sensors on the OrbView-3 and OrbView-4 satellites; and

       WHEREAS, ORBIMAGE is prepared to provide said modification on the terms and conditions of this Contract.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1.0     THE CONTRACT

       This Contract shall consist of the Exhibits set forth below, which are hereby incorporated and made part of this Contract by this reference. Any inconsistency between or among this Contract and the Exhibits attached hereto shall be resolved in the following order of precedence:

       (i)    This Contract;

       (ii)   Exhibit A - General Conditions;

       (iii)  Exhibit B - Price Schedule and Payment Terms;

       (iv)   Exhibit C - Statement of Work;

       (v) Exhibit D - Technical Specification. Exhibit D shall consist of the Preliminary Technical Specification and the Final Technical Specification. The Preliminary Technical Specification shall be attached as Exhibit D hereto at the time this Contract is executed, and the Final Technical Specification shall be delivered as set forth in Item SE-1, Exhibit E (Contract Data Requirements
              List) hereto and shall replace and supercedes the Preliminary Technical Specification; and


                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

       (vi)   Exhibit E - Contract Data Requirements List.

ARTICLE 2.0     WORK TO BE PERFORMED

       Except as specified elsewhere in this Contract, ORBIMAGE shall furnish all labor, materials, tools, supplies, equipment, transportation, supervision, technical, professional and other services, and, shall serve as the prime integrator and perform integration, delivery, installation and other technical services for the Modification in accordance with this Contract.

ARTICLE 3.0     CONTRACT TYPE, EFFECTIVE DATE; PERIOD OF PERFORMANCE

       (a) Work authorized under this Contract shall be performed on a Firm Fixed Price ("FFP") basis as set forth in Exhibit B.

       (b) The Effective Date of this Contract shall be the date first above written.

       (c) The Period of Performance for this Contract shall be specified in Exhibit B (Price Schedule and Payment Terms). The Period of Performance for this Contract may only be extended in writing by mutual agreement of the parties hereto.

ARTICLE 4.0     CONSIDERATION; LETTER OF CREDIT

       For ORBIMAGE's satisfactory and complete performance of this Contract, CUSTOMER shall pay ORBIMAGE in accordance with the payment terms set forth in Exhibit B (Price Schedule and Payment Terms) hereto. As a condition precedent to ORBIMAGE's commencement of work hereunder, CUSTOMER shall establish an irrevocable letter of credit for the benefit of ORBIMAGE (or its designee) for the full amount of this Contract as set forth in Exhibit B. Such letter of credit shall be opened or confirmed by such U.S. bank and shall be in such form as are reasonably acceptable to ORBIMAGE (or its designee).

ARTICLE 5.0     PERFORMANCE BOND

       Prior to commencing work hereunder, ORBIMAGE shall establish a performance bond for the benefit of CUSTOMER to guaranty ORBIMAGE's performance hereunder on terms and conditions reasonably acceptable to CUSTOMER.


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

       IN WITNESS WHEREOF, the parties have caused this Contract to be executed as of the date first above written.

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SPOT IMAGE                                 ORBITAL IMAGING CORPORATION

By:                                        By:
   ------------------------------             ------------------------------


------------------------------             ------------------------------
Name                                       Name

------------------------------             ------------------------------
Title                                      Title



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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                        ORBIMAGE GROUND STATION CONTRACT
                      (Contract Number: OGS-SPOT-C-01-300)

                                    EXHIBIT A
                               General Conditions

GC-1   DEFINITIONS

       As used in this Contract, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:

"Acceptance Test Procedures" or "ATPs" means the procedures developed to test to the Technical Specifications of the OGS System as required under this Contract, which can be designated by ORBIMAGE as "Factory," "On-Site," "System" or otherwise as appropriate to describe the type of test to be conducted.

"Commercial-Off-The-Shelf" or "COTS" means, for the purposes of GC-14 (Intellectual Property Rights), proprietary software products and/or tools owned or under the control of its respective owner or exclusive licensee that is offered to the public for sale at published prices and includes the availability of post delivery support services at published prices.

"Contract" means the Contract between ORBIMAGE and CUSTOMER, dated as of July 31, 1999, and all Exhibits thereto as specified in Article 1.0 of the Contract.

"Customer Ground Station" has the meaning set forth in the Recitals to the Contract.

"Destination Country" means France.

"Developed Item" or "DI" means for the purposes of GC-14 (Intellectual Property Rights), a software program or tool developed by ORBIMAGE or its Subcontractors for the first time under this Contract.

"Distribution Agreement" has the meaning set forth in GC-9(e).

"Factory Acceptance Certificate" means an official written statement signed by CUSTOMER indicating that part or all of the OGS System has been implemented, completed and tested satisfactorily according to the Factory Acceptance Test in accordance with this Contract.

"Factory Acceptance Test" or "FAT" means the test undertaken at ORBIMAGE's or its Subcontractor's or suppliers' facility to certify that the Supply, Service or Goods meets the functional requirements of Exhibit D (Technical Specification).


                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

"Goods," "Equipment," "Supplies" or "Works" means the OGS System, the OGS System hardware, software, firmware, equipment, and relevant documentation and handbooks therefor to be furnished to CUSTOMER or services to be rendered by ORBIMAGE and its Subcontractor(s) under this Contract.

"Incoterms" means the international rules for the interpretation of trade terms as published by ICC Publishing SA, 38 Cours Albert 1er, 75008 Paris, France, as first published in 1953 and reprinted in 1967, 1974, 1976, 1980 and in 1990. All shipping terms referred to herein, such as FOB, CIF, CIP and the like means those terms pursuant to Incoterms 1990.

"MacDonald Dettwiler" means MacDonald Dettwiler and Associates Ltd., a Canadian corporation and a subsidiary of Orbital Sciences Corporation.

"Modification" means the modification to the Existing Ground Station to be performed by ORBIMAGE hereunder so that the Existing Ground Station is capable of OrbView-3 and OrbView-4 data reception, recording, archiving, cataloging, ordering and product generation for panchromatic and multispectral sensors on the OrbView-3 and OrbView-4 satellites. The Modification shall consist of the design, build, integration, testing and installation of the OGS System.

"Modified COTS" and "Modified NDI" for the purposes of GC-14 (Intellectual Property Rights), refers to Commercial-Off-the-Shelf and Non-Development Items to which significant modifications are made such that the identity, function and form of the original proprietary software product or tool is lost.

"Month" means a Gregorian calendar month.

"Non-Development Item" or "NDI" means for the purposes of GC-14 (Intellectual Property Rights), any existing proprietary software products and/or tools owned by ORBIMAGE or its Subcontractors. With respect to MacDonald Dettwiler, NDI include, without limitation, NDI owned by MacDonald Dettwiler or which MacDonald Dettwiler has developed for the Canadian Government and has been granted exclusive rights to by the Canadian Government.

"NSP" means not separately priced.

"OGS System" and "OGS" mean the hardware, software, firmware and Technical Information and includes all other materials/elements that individually or collectively constitute the Modification, which system receives data from the OrbView-3 and OrbView-4 satellites and stores, retrieves, processes and manipulates such data to form products in accordance with Exhibit D (Technical Specifications).

"On-Site Acceptance Certificate" means an official written statement signed by CUSTOMER indicating that part or all of the OGS System has been implemented, completed and tested satisfactorily according to the On-Site Acceptance Test prescribed in this Contract.

"On-Site" Acceptance Test(s)" or "OSAT" means a test undertaken at a site or field location to certify that the Supply, Service or Goods meets the requirements of Exhibit D (Technical Specification).

"Period of Performance" has the meaning set forth in Article 3.0(c) of the Contract.


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                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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"Provisional Acceptance Certificate" means a written statement signed by
CUSTOMER indicating that part or all of the OGS System has been implemented, completed and tested satisfactorily according to the Provisional Acceptance Test prescribed in this Contract.

"Provisional Acceptance Test" or "PAT" means the test undertaken by ORBIMAGE or its Subcontractor(s) to certify that a separate identified part(s) of the Work meets the requirements of this Contract.

"Site" means the actual place or places where the Goods are to be delivered and installed, or where the Work is to be done by ORBIMAGE or its Subcontractor(s).

"Subcontract" means an agreement entered into between ORBIMAGE and another person, company, corporation or other entity for the furnishing of materials and services as a part of the Work.

"Subcontractor" means any party or parties (other than ORBIMAGE) to whom all or any portion of the Goods and Work have been assigned by ORBIMAGE pursuant to a Subcontract.

"Technical Documentation" means any and all designs, technical reports, photographs, drawings, plans, manuals, specifications and computer software relating to the Work.

"Technical Information" means any and all recorded information of a scientific or technical nature relating to the Work, including, without, limitation, experimental and test data, techniques, methods, processes, know-how, inventions, magnetic tape, computer memory printouts or data retained in computer memory, and any other technical data in whatever form presented and whether or not susceptible to copyright.

"VAR Agreement" has the meaning set forth in GC-9(e)(iii).

"Vendor Software" means for the purposes of GC-14 (Intellectual Property Rights), Commercial Off-the-Shelf not owned by ORBIMAGE or its Subcontractors and which is subject to the terms and conditions of licenses granted by the vendor thereof.

"Warranty" has the meaning set forth in GC-5(b) and GC-5(c).

"Warranty Period" means the twelve (12) month Warranty period described in GC-5(b), GC-5(c) and GC-5(d).

"Work" means all things done or required to be done and all operations, duties and obligations executed or to be executed by ORBIMAGE as specified, shown or indicated in this Contract including, without limitation, all extra work, changes, substitutions and variations in Work ordered by CUSTOMER in accordance with this Contract.

GC-2   INDEPENDENT CONTRACTOR



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                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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       ORBIMAGE hereby represents that it is fully experienced and properly qualified to perform the Work as stated herein, and that it is properly licensed, equipped, organized, and financed to perform such Work. ORBIMAGE shall act as an independent contractor and not as the agent of CUSTOMER in performing the Contract, maintaining complete control over its employees and all of its Subcontractors. Nothing contained in this Contract or any Subcontract awarded to an Subcontractor by ORBIMAGE shall create any contractual relationship between any such Subcontractor and CUSTOMER. ORBIMAGE shall perform all Work in accordance with its own methods subject to compliance with this Contract.

GC-3   AUTHORIZED REPRESENTATIVES

       (a) Before commencing work under this Contract, ORBIMAGE shall designate one person as its authorized representative who shall represent the overall interests of ORBIMAGE under the Contract. ORBIMAGE shall provide the name, address, telephone and facsimile numbers of such representative, and of any changes thereto, together with a clear definition of the scope of his/her authority to represent and act for ORBIMAGE, and shall specify any and all limitations of such authority.

       (b) Before ORBIMAGE commences work under this Contract, CUSTOMER shall designate one person as its authorized representative who shall represent the overall interests of CUSTOMER under the Contract. CUSTOMER shall provide the name, address, telephone and facsimile numbers of such representative, and of any changes thereto, together with a clear definition of the scope of his/her authority to represent and act for CUSTOMER, and shall specify any and all limitations of such authority.

GC-4   NOTICES

       All notices given under this Contract must be in writing and must be given by (i) hand delivery, (ii) by a recognized international overnight courier guaranteeing at least three-day delivery or (iii) by registered or certified mail, return receipt requested, postage prepaid, to:

              ORBIMAGE:

              ORBIMAGE
              21700 Atlantic Boulevard
              Dulles, VA 20166
              Telephone: (703) 406-5294
              Facsimile: (703) 404-8061
              Attn:  Program Manager

              CUSTOMER:

              Spot Image
              5 rue de Satellites

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                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

              BP 4359
              F-31030 Toulouse Cedex 4 - France
              Telephone:  33-(0)5-62-19-40-01
              Facsimile: 33-(0)5-62-19-40-11
              Attention:  President - Directeur General

       All such notices shall be deemed to have been duly given on the date of receipt (i) as indicated on the return receipt, if sent by mail, (ii) if sent by international courier, as indicated in the records of the international courier company, or (iii) if given by hand, on the date of actual receipt.

GC-5   WARRANTY

       (a) ORBIMAGE warrants that the Equipment purchased for the OGS System shall be of new material and of the stated performance at the time the order is placed with the Suppliers and Vendors.

       (b) ORBIMAGE hereby warrants for a period of twelve (12) months from the date of the successful completion of the On-Site Acceptance Test for the OGS System, as evidenced by the issuance of an On-Site Acceptance Certificate in accordance with the Contract (the "Warranty Period"), that the overall performance of the OGS System will be in accordance with the Technical Specifications set forth in Exhibit D to the Contract (the "Warranty").

       (c) ORBIMAGE hereby warrants for a period of twelve (12) months from the date of the successful completion of the On-Site Acceptance Test for the OGS System, as evidenced by the issuance of an On-Site Acceptance Certificate in accordance with the Contract (the "Warranty Period"), that the Goods are free from defects arising out of faulty or defective material or components, including, without limitation, software design and inferior workmanship, excluding normal wear and tear (also, the "Warranty"). The Warranty described in GC-5(b) and (c) does not apply to damage or defects attributable to negligence or misuse of the OGS System, including, without limitation, any Goods, on the part of CUSTOMER or its agents, or repair or alteration of the OGS System, including, without limitation, the Goods, by CUSTOMER or its agents not in accordance with ORBIMAGE's procedures and/or instructions.

       (d) CUSTOMER shall have an option to extend the Warranty for an additional twelve (12) month period, which extended Warranty will cover the second year following the date of the successful completion of the On-Site Acceptance Test for the OGS System, as evidenced by the issuance of an On-Site Acceptance Certificate in accordance with this Contract (also, the "Warranty Period"). The price payable and other payment terms for said extended Warranty are set forth on Exhibit B.

       (e) During the applicable Warranty Period, ORBIMAGE shall provide CUSTOMER, or cause to be provided, as applicable, the system support services described in Exhibit C, Sections 4.10.

       (f) Notice of all claimed defects must be provided in writing to ORBIMAGE within the Warranty Period. If the Goods are defective, ORBIMAGE shall promptly repair or replace such



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                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

Goods to conform with the applicable Technical Specifications set forth in Exhibit D without any charge. ORBIMAGE shall at its option repair the defective Goods on-site or have the said Goods returned to the original supplier's facility. All shipping and insurance costs associated with shipment of these items by CUSTOMER to ORBIMAGE shall be paid by ORBIMAGE, unless the damage or defects were attributable to negligence or misuse of Goods on the part of CUSTOMER or its agents. Except as otherwise specifically provided in the Distribution Agreement, the Warranty is CUSTOMER's sole and exclusive remedy against ORBIMAGE for damaged or defective Goods.

       (g) During the term of the Distribution Agreement, if ORBIMAGE upgrades or otherwise changes its systems (including the OrbView-3 and OrbView-4 satellites) such that the OGS System no longer meets the Technical Specifications set forth in Exhibit D, ORBIMAGE shall upgrade or otherwise modify the OGS System free of charge so that the OGS System meets said Technical Specifications, whether or not the Warranty Period is still in effect.

       (h) During the term of the Distribution Agreement, ORBIMAGE shall provide CUSTOMER, free of charge, with all software releases required to maintain the operation of the OGS System at the performance levels set forth in Exhibit D (Technical Specifications), whether or not the Warranty Period is still in effect. ORBIMAGE shall sell, and CUSTOMER shall have an option to buy, any future software improvements or upgrades which increase performance levels of the OGS System above the Technical Specifications, on reasonable terms and conditions mutually agreeable to the parties.

       (i) CUSTOMER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE DISTRIBUTION AGREEMENT, (I) THE LIMITED WARRANTY SET FORTH IN THIS GC-5 IS THE SOLE AND EXCLUSIVE WARRANTY MADE BY ORBIMAGE, (II) IS IN LIEU OF ALL OTHER WARRANTIES, AND (III) ORBIMAGE DOES NOT MAKE, NOR SHALL BE DEEMED TO HAVE MADE, ANY OTHER WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY NATURE WHATSOEVER, WITH RESPECT TO THE MODIFICATION, THE OGS SYSTEM OR ANY OF THE GOODS OR SERVICES BEING PROVIDED PURSUANT TO THE CONTRACT, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FUNCTION AND WHETHER ARISING OUT OF STATUTE, LAW, EQUITY, COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE.

GC-6   INSURANCE

       Without limitation to its obligations and responsibilities under this Contract, ORBIMAGE shall obtain insurance against loss or damages in such forms as prescribed below;

       (a) Freight and Transport and Installation Insurance.

       ORBIMAGE shall obtain insurance for each shipment to the Site by inland and/or overseas transportation, from the factories or any other originating places of Goods outside or within the



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                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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Destination Country, including temporary storage and local manufacturing under the following provisions:

              (i) The insurance coverage amount shall be based upon the price of the Goods (in US dollars) added to the freight and cost of insurance (cost insurance freight) and in-country transportation costs.

              (ii) Insurance will be against "All Risks" of physical loss or damage from any external cause including strikes, riots and civil commotions risks in accordance with standard insurance industry provisions.

       The above insurance will be extended to cover installation, testing and demonstration, as applicable, or until which time the On-Site Acceptance Certificate is executed by CUSTOMER.

       (b) Third Party Liability Insurance.

       ORBIMAGE shall obtain insurance against all damage to CUSTOMER's and/or third-party's property resulting directly from the Work done by ORBIMAGE. ORBIMAGE's liability shall be limited to One Million Dollars (US$1,000,000) per occasion for both property damage and personnel injury, including death. In the event of such loss or damage, ORBIMAGE shall provide similar Goods as replacement and such Goods shall conform to the specifications set forth herein.

GC-7   LIMITATION OF LIABILITY

       (a) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE DISTRIBUTION AGREEMENT,ORBIMAGE'S ENTIRE LIABILITY TO CUSTOMER FOR ANY AND ALL CLAIMS, DAMAGES, LOSSES, COSTS, EXPENSES OR OTHER LIABILITIES OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, PATENT INDEMNIFICATION CLAIMS AND ATTORNEYS' FEES, INCURRED BY CUSTOMER IN CONNECTION WITH THIS CONTRACT OR AS A RESULT OF ORBIMAGE'S OR ITS SUBCONTRACTOR'S PERFORMANCE OF THIS CONTRACT SHALL NOT EXCEED THE TOTAL PRICE ACTUALLY PAID BY CUSTOMER FOR THE OGS SYSTEM.

       (b) ORBIMAGE shall not be held liable for bodily injury, property damage or other losses sustained by third parties (including the employees and agents of CUSTOMER), which may arise in consequence of the execution and/or completion of the Work, nor for damage inflicted or loss sustained in respect of the equipment or of any property of CUSTOMER, except to the extent that such injuries, damages or losses are due to the negligence or intentional wrong doing of ORBIMAGE or its Subcontractors.

       (c) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE DISTRIBUTION AGREEMENT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ORBIMAGE HAVE ANY LIABILITY OR






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                          ORBITAL IMAGING CORPORATION
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


OBLIGATION TO CUSTOMER UNDER THIS CONTRACT FOR LOSS OF USE, REVENUE OR PROFIT, BUSINESS INTERRUPTION, OR FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES HEREUNDER, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF ORBIMAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

GC-8   FORCE MAJEURE

       Except as otherwise specifically provided in the Distribution Agreement:

       (a) If there is a delay in production of any part of the Goods or non-performance of the Work due to causes beyond either party's control, including the consequences of the Modification or the OGS System testing, then in any such case either party shall, for the duration of any such causes, be relieved of its obligations to produce the part of the Goods and/or Work thereby affected, but the provisions of this Contract shall remain fully valid with regard to the development, integration, installation and testing of those parts of the Goods and Work not affected by such causes.

       (b) If either party at any time has reason to believe that the Period of Performance will need to be extended by virtue of Force Majeure such as an act of God or public enemy, governmental acts, including, without limitation, any governmental, regulatory or administrative measures, including export control license requirements, that impede, or otherwise delay, the performance of the obligations of either party hereto, fire, flood, earthquake, landslide or other damage to roads, epidemics, quarantine restrictions, strike, lockout, sabotage, combination of workmen and freight embargoes, then the party so affected shall promptly notify the other party within thirty (30) days of the occurrence of such event and shall subsequently specify in writing the actual period of delay so caused by the factor which was beyond its control, accompanied by appropriate supporting evidence in the form of written statements and documentation.

       (c) In the case of Force Majeure as stated above, both parties shall be entitled to suspend execution of this Contract until such time the Force Majeure no longer exists. In the event that such case occurs, each party shall properly protect and secure the Goods currently under its possession and continue to do so during the entire period of suspension. If such protection and securing of the Goods is deemed impracticable by either party, such party shall promptly notify the other party in writing stating in detail the reasons preventing such security. Both parties agree to make reasonable commercial efforts in reaching resolution to the matter

       (d) In the event such Force Majeure results in a three (3) month continuous delay, the parties hereby agree to review the terms and conditions for performance under this Contract and mutually determine if the agreement needs to be extended, amended or terminated in whole or in part. Any amendment or modification hereof as a result of such Force Majeure shall be in writing by mutual agreement of the parties.

GC-9   DEFAULT



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                          ORBITAL IMAGING CORPORATION
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       (a) CUSTOMER may, by written notice of default to ORBIMAGE, terminate this Contract in whole or in part if ORBIMAGE:

              (i) is delayed in schedule for more than six (6) months in the performance of the Modification, for causes other than Force Majeure;

              (ii) notifies CUSTOMER that it is unable or unwilling to complete performance or deliver any of the Goods or Work required under this Contract;

              (iii) commits any substantial breach or fails to comply or observe any article or provision set forth in this Contract; or

              (iv) becomes insolvent, requests its creditors for a moratorium, or files a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt pursuant to an involuntary petition.

       (b) CUSTOMER's right to terminate this Contract may be exercised if ORBIMAGE does not submit a formal correction plan within thirty (30) days after receipt of such notice. Such correction plan must describe in detail ORBIMAGE's recovery schedule and completely address all issues surrounding the potential default. If, in the reasonable opinion of CUSTOMER, the correction plan is deemed to substantially jeopardize the success of the project, and it defeats the objectives of this Contract, CUSTOMER may terminate the contract in whole or in part and ORBIMAGE is obligated to compensate CUSTOMER for all sums already paid, for those Goods and Services so terminated.

       (c) If the On-Site Acceptance Test(s) cannot be accomplished within four
(4) months from the scheduled On-Site Acceptance Test(s) date, including installation and operation according to the Contract schedule which shall necessarily include any extensions thereto pursuant to an amendment to the Contract under GC-19 (Changes in Work), CUSTOMER shall have the right to return in whole or in part, such Goods delivered but not installed or not operational. CUSTOMER shall furthermore, as its complete and sole remedy under this GC-9, have the right to recover all sums paid for the Goods so returned, except as otherwise specifically provided in the Distribution Agreement.

       (d) Any action taken by CUSTOMER under this GC-9 shall not effect ORBIMAGE's right to dispute such action pursuant to GC-18 (Dispute Resolution and Arbitration). If, after notice of termination for default has been issued by CUSTOMER, it is determined by CUSTOMER that the notice was invalid in whole or in part, or that the default was beyond the reasonable control of ORBIMAGE or its authorized Subcontractor(s), such notice of termination shall be deemed to have been issued pursuant to GC-19 (Changes and Extra Work) and both parties hereby agree to negotiate an equitable adjustment for continuation of the Work or a final settlement for termination without cause.

       (e) ORBIMAGE and CUSTOMER hereby agree as follows:

              (i) If either party (or such party's trustee in bankruptcy) is permitted to terminate, and so terminates, that certain ORBIMAGE Distribution Agreement of even date herewith between ORBIMAGE and CUSTOMER (the "Distribution Agreement"), this Contract shall automatically



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                          ORBITAL IMAGING CORPORATION
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

terminate without any further action required by either party, effective as of the termination date of the Distribution Agreement.

              (ii) If either party (or such party's trustee in bankruptcy) is permitted to terminate, and so terminates, this Contract, the Distribution Agreement shall automatically terminate without any further action required by either party, effective as of the termination date of this Contract.

              (iii) If this Contract and the Distribution Agreement are terminated pursuant to GC-9(e)(i) or GC-9(e)(ii) above, that certain ORBIMAGE VAR Agreement of even date herewith between ORBIMAGE and Spot Image Corporation (the "VAR Agreement"), CUSTOMER's wholly-owned U.S. subsidiary, shall automatically terminate without any further action required by either party, effective as of the termination date of said agreements.

              (iv) ORBIMAGE and CUSTOMER agree that they shall each execute such documents and take such actions as are required to effectuate the intent of this GC-9.

GC-10  TRANSFER AND SUBLETTING

       (a) ORBIMAGE shall not transfer, sell, sublet or otherwise dispose of this Contract or any part hereof without the previous written consent of CUSTOMER which shall not be unreasonably withheld, except that ORBIMAGE shall have the right to assign or subcontract all or any part of the Work to a wholly-owned subsidiary or affiliated company of ORBIMAGE, including, without limitation, MacDonald Dettwiler, pursuant to a Subcontract. ORBIMAGE shall also have the right, for the purpose of performing its duties under this Contract, to undertake normal purchasing and subcontracting to acquire Goods and Services necessary to complete the Work.

       (b) ORBIMAGE shall not be relieved from any liability or obligation under this Contract and ORBIMAGE shall be solely responsible for the acts, defaults and neglects of any Subcontractor and its servants or agents as fully as if they were the acts, defaults or neglects of ORBIMAGE. Nothing contained herein shall be deemed to create any contractual relations or commitments between any Subcontractor and CUSTOMER.

GC-11  TITLE TO GOODS AND SERVICES; RISK OF LOSS; LICENSED USE

       (a) Except as may otherwise be provided herein, CUSTOMER shall acquire title to all of the Goods and Services to be provided by ORBIMAGE in performance of this Contract. ORBIMAGE warrants to CUSTOMER that it has good and marketable title to all of such Goods and Services, and that they are and shall be free of and from any claims, liens, charges or encumbrances of any kind. Title to such Goods and Services shall pass to CUSTOMER upon receipt and acceptance at the place or places designated herein as evidenced by its issue of an On-Site Acceptance Certificate by CUSTOMER. Acceptance shall only be accomplished after receipt, inspection and approval of the Goods and Services by CUSTOMER, and CUSTOMER shall at all times have the right of inspection and be allowed a reasonable time therefor. Until such title has passed to CUSTOMER, the risk of loss



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to such Goods and Services shall at all times remain with ORBIMAGE or the applicable Subcontractor.

       (b) If any of the Goods and Services do not conform to the requirements of this Contract, CUSTOMER may reject any or all of the Goods and Services. Any approval by CUSTOMER of part of the Goods and Services shall not relieve ORBIMAGE of its obligations under this Contract. Rejected goods may at the option of CUSTOMER, be held for ORBIMAGE's disposition instructions or returned to ORBIMAGE.

       (c) With respect to those Goods and Services required to be delivered by ORBIMAGE to CUSTOMER, but for which title shall not pass to CUSTOMER, consisting of the Developed Items, Non-Development Items, Modified COTs, Modified NDI and related documentation, ORBIMAGE shall grant CUSTOMER a sublicense to use such Goods and Services solely as specifically set forth in GC-15. The sublicense fees payable by CUSTOMER to ORBIMAGE for said sublicense are included in Exhibit B (Price Schedule and Payment Terms), Contract Line Item 0001. With respect to the Vendor Software (for which title shall not pass to CUSTOMER), CUSTOMER's rights in such software shall be governed by the provisions of GC-14(b).

GC-12  SYSTEM SUPPORT SERVICES OPTION

       (a) After the expiration of (i) the initial Warranty Period described in GC-5(b) and GC-5(c), and, if CUSTOMER exercises its option to extend the Warranty as described in GC-5(d), (ii) the extended Warranty Period, CUSTOMER shall have a yearly option in each of the third (3rd) through fifth (5th) years after OSAT to enter into a system support maintenance agreement with ORBIMAGE pursuant to which ORBIMAGE would provide the services set forth in Sections 4.10.4, 4.10.5 and 4.10.6 of Exhibit C (SOW); provided, however, that CUSTOMER must exercise its options (and the options set forth in GC-12(b) and (c)) in consecutive years, it being understood that if it does not exercise its option in any one year, its options for the remaining years shall automatically expire. The price payable by CUSTOMER for each such contract is set forth on Exhibit B (Price Schedule and Payment Terms). CUSTOMER must exercise each yearly option at least one hundred twenty (120) days before the applicable OSAT anniversary date. In addition, CUSTOMER may request ORBIMAGE to provide the services set forth in Sections 4.10.1, 4.10.2 and 4.10.3 of Exhibit C (SOW). In such event, ORBIMAGE shall use reasonable commercial efforts to obtain such additional services on reasonable terms and conditions, subject to availability. If such additional services are available, the parties shall agree in good faith within the foregoing time period as to the pricing and exact services to be provided, and such additional services shall be included in the applicable system support services agreement.

       (b) If CUSTOMER exercises its option to extend the term of the Distribution Agreement for an additional two (2) years pursuant to Section 10(f) thereof and CUSTOMER has entered into system support maintenance agreements in the third (3rd) through fifth (5th) years after OSAT pursuant to GC-12(a) above, CUSTOMER shall have a yearly option during such extended term to enter into a system support maintenance agreement with ORBIMAGE for the



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post-Warranty maintenance of the OGS System during such extended term as provided in GC-12(a).

       (c) If CUSTOMER exercises its option to extend the term of the Distribution Agreement for an additional three (3) years pursuant to Section 10(f) thereof and CUSTOMER has entered into system support maintenance agreements in the sixth (6th) and seventh (7th) years after OSAT pursuant to GC-12(b) above, CUSTOMER shall have a yearly option during such extended term to enter into a system support maintenance agreement with ORBIMAGE for the post-Warranty maintenance of the OGS System during such extended term as provided in GC-12(a).

GC-13  INDEMNITY FOR PATENT INFRINGEMENT

       (a) Subject to the limitations set forth in this GC-13, ORBIMAGE agrees to indemnify and hold harmless CUSTOMER from and against all claims, demands, complaints, actions and liabilities resulting or arising from any claim of any third party (not including any affiliates of CUSTOMER) based on the allegation that the Goods or Services provided by ORBIMAGE hereunder infringe any U.S. or non-U.S. patent, trademark, trade secret or copyright of a third party, provided that CUSTOMER (A) gives ORBIMAGE prompt written notice of any such claims, (B) allows ORBIMAGE to direct the defense and settlement of the claims, provided that the terms of any such settlement shall have been approved by CUSTOMER, which consent shall not be unreasonably withheld, and (C) provides ORBIMAGE with the information and assistance reasonably necessary for the defense and settlement of the claim, at no cost to CUSTOMER. All costs of such defense and the amount of any judgment, award or settlement that may result therefrom, shall be the sole responsibility of and shall be paid by ORBIMAGE. Notwithstanding the foregoing, CUSTOMER shall have the right, at its sole expense, to appoint its own counsel to participate in such defense. In such event, ORBIMAGE shall instruct the counsel retained by ORBIMAGE to defend CUSTOMER to cooperate with CUSTOMER's designated counsel. This indemnification obligation shall survive the expiration or termination of this Contract for a period of two (2) years. If a final injunction is obtained in an action based on any such claim against CUSTOMER use of the Goods and/or Services by reason of such infringement, or if in ORBIMAGE's opinion such an injunction is likely to be obtained, ORBIMAGE may, at its sole option, either (X) obtain for CUSTOMER the right to continue using the Goods and/or Services, or (Y) replace or modify the Goods and/or Services so that they become noninfringing.

       (b) Notwithstanding GC-13(a), ORBIMAGE shall not be liable to CUSTOMER for any claim of infringement to the extent that such claim arises from or is based upon (i) the use of any Goods and/or Services by CUSTOMER in violation of this Contract or with equipment, data or programming not supplied by ORBIMAGE,
(ii) any alteration or modification of the Goods and/or Services by CUSTOMER, or
(iii) any CUSTOMER provided designs or specifications.

GC-14  INTELLECTUAL PROPERTY RIGHTS



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       (a) ORBIMAGE or its applicable Subcontractors shall have ownership and unrestricted rights in all Developed Items, Modified COTS (excluding Vendor Software) and Modified NDI developed under this Contract and the Non-Development Items. Upon payment in full of the Contract price as set forth in Exhibit B, ORBIMAGE shall grant, or shall cause its applicable Subcontractor to grant, CUSTOMER a non-exclusive sublicense to use such Developed Items, Modified COTS (excluding Vendor Software) and Modified NDI developed under this Contract and the Non-Development Items, and all supporting documentation, solely for OrbView-3 and OrbView-4 data reception, recording, archiving, cataloging, ordering and product generation for the panchromatic and multispectral sensors on the OrbView-3 and OrbView-4 satellites during the term of that certain ORBIMAGE Distribution Agreement dated as of July 31, 1999 between ORBIMAGE and CUSTOMER (the "Distribution Agreement"). The term of the sublicense shall automatically terminate upon the expiration of the term or the termination of the Distribution Agreement for any reason without any further action required of ORBIMAGE or CUSTOMER. Upon such expiration or any termination thereof, CUSTOMER shall promptly return to ORBIMAGE, and shall make no copies of, all any Developed Items, Modified COTS and Modified NDI developed under this Contract and the Non-Development Items for which a sublicense was granted to CUSTOMER pursuant to this GC-14.

       (b) Any Vendor Software furnished by ORBIMAGE shall be in accordance with the vendor's standard license for such items, except that ORBIMAGE shall make, at the request and expense of CUSTOMER, reasonable efforts to negotiate the terms and conditions of any such licenses where it is deemed to be in the best interests of the project to do so.

       (c) Copyright in and title to Developed Items, Modified COTS, Modified NDI, Non-Development Items and Vendor Software at all times remains vested exclusively in ORBIMAGE or, as applicable, a Subcontractor or any third party licensor.

GC-15  PERMITS AND LICENSES

       (a) ORBIMAGE shall obtain and maintain all registration licenses and permits outside of the Destination Country, including United States export licenses for the OGS System and other U.S. licenses or permits necessary for the operation and use of the OGS System.

       (b) CUSTOMER shall obtain and maintain all registration licenses, frequency authorizations, and permits inside of the Destination Country necessary for the operation and use of the OGS System. CUSTOMER shall assist ORBIMAGE in obtaining all visas and/or work permits in the Destination Country necessary or convenient for the performance of On-Site Work. CUSTOMER shall also provide all reasonable support required by ORBIMAGE to secure and maintain export permits, including, without limitation, the Customer Certificate if required for the OGS System.

       (c) ORBIMAGE shall assist CUSTOMER in obtaining visas and permits for CUSTOMER personnel who are required to visit the United States, Canada or any other country outside of the Destination Country for training and OGS System tests.


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GC-16  WAIVER

       Waiver by either party hereto of the strict performance of any term, condition, covenant, or agreement in the Contract shall not of itself constitute a waiver of or abrogate such term, condition, covenant or agreement, nor be a waiver of any subsequent breach of same, or any other term, condition, covenant or agreement.

GC-17  CONFIDENTIAL INFORMATION

       In the course of performing their respective obligations hereunder, each of CUSTOMER and ORBIMAGE may receive proprietary information of the other party which will be nonpublic and confidential ("Confidential Information and Industrial Property"). Each of CUSTOMER and ORBIMAGE agrees that (i) it shall keep the Confidential Information and Industrial Property of the other in strictest confidence using at least the same degree of care as it uses to protect its own proprietary and confidential information and in no event less than a reasonable degree of care under the circumstances; (ii) it shall not disclose any Confidential Information and Industrial Property of the other to any person or entity, except its employees who need to know such information for the performance of their duties in connection with this Agreement and who have agreed in writing prior to receipt of such Confidential Information and Industrial Property to receive such information under terms at least as restrictive as those set forth in this Agreement; and (iii) it shall not use the Confidential Information and Industrial Property for any purpose other than as permitted by this Agreement. For purposes of this Contract, "Confidential Information and Industrial Property" shall include, without limitation, information or property falling within the scope of ORBIMAGE's or CUSTOMER's, as the case may be, patents, copyright, trade secrets, technical data, know-how or business information conveyed in written, graphic or other permanent tangible form; or if conveyed orally, if promptly reduced to a permanent tangible form and shall also include all information received by ORBIMAGE or CUSTOMER, as the case may be, under an obligation of secrecy or confidentiality, but shall not include information that (A) is generally available to the public at the time of disclosure; (B) after disclosure becomes generally available to the public, other than as a result of a disclosure to the public in breach of this Agreement; (C) is lawfully obtained by the receiving party on a non-confidential basis from a source other than the disclosing party prior to its receipt of the Confidential Information and Industrial Property from the disclosing party; or
(D) is independently developed by employees or other representatives of the receiving party.

GC-18  DISPUTE RESOLUTION AND ARBITRATION

       (a) Dispute Resolution. ORBIMAGE and CUSTOMER agree that if any controversy, claim or dispute (a "Dispute") arises from time to time between the parties in respect of this Agreement or either party's performance hereunder, then the following course of action shall be initiated in order to amicably resolve such Dispute: Either party may notify the other party of the Dispute, which notice shall describe the Dispute in reasonable detail. Promptly after the other party's receipt of said notice, a designated representative of each of the parties shall attempt to amicably resolve the Dispute. If the designated representatives are unable to resolve such Dispute within ten (10) days of the other party's



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receipt of said notice, the Dispute shall be referred to a panel consisting of a delegate from each party (the "Special Panel"), who shall be a senior manager or vice president of the applicable party. The Special Panel shall meet within five (5) days of the end of said 10-day period. If the Special Panel is unable to resolve the Dispute within ten (10) days of the date on which it first meets, or such longer period as may be mutually agreed, the dispute shall be declared irreconcilable and will proceed to binding arbitration in accordance with the procedures set forth in GC-18(b).

       (b) Arbitration. The parties hereto agree that the sole and exclusive method for resolving any Disputes which cannot be amicably settled by the parties pursuant to GC-18(a) shall be by final and binding arbitration administered by the American Arbitration Association ("AAA"), in accordance with the International Arbitration Rules of the AAA then in effect, to the extent not modified by this GC-18. The arbitral tribunal shall be composed of three (3) arbitrators.

       (i) If the Special Panel is unable to resolve the Dispute as described in GC-18(a), the Special Panel shall initiate arbitration hereunder by written notice to the AAA, which notice shall include the appointment of each party's arbitrator. Such notice shall be sent to the AAA's International Center located at 140 West 51st Street, New York, New York 10020-1203 within ten (10) days of the date on which the Dispute is declared irreconcilable. Within ten (10) days of the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator, who shall be expert in satellite remote sensing ground systems and shall act as the chairman of the arbitral tribunal (the "Chairman").

       (ii) If the Special Panel fails to initiate arbitration as provided in GC-18(b)(i), either party may commence arbitration hereunder by written notice to the AAA (at the address above) and the other party, which notice shall include the appointment of such party's arbitrator. The other party shall appoint its arbitrator within ten (10) days of its receipt of said notice. If such party fails to appoint its arbitrator within such time period, the AAA shall appoint the second arbitrator. Within fifteen (15) days of the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator who shall act as the Chairman.

       (iii) If the two arbitrators are unable to agree on the third arbitrator within the specified time period in GC-18(b)(i) or GC-18(b)(ii), as applicable, the AAA shall appoint the third arbitrator.

       (iv) The arbitration shall be conducted in English and shall be held in Washington, D.C. Judgment upon any award rendered by the arbitrators may be entered in any U.S. or non-U.S. court having jurisdiction over the matter. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom an award is enforced shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

       (v) TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES WAIVE ALL REQUIREMENTS AS TO PERSONAL JURISDICTION WITH RESPECT TO ANY JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD OR ANY JUDICIAL PROCEEDING TO ENFORCE THIS GC-18.



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       (c) Continuing Obligations. Pending settlement of any Dispute under this
GC-18 and so long as CUSTOMER has paid all amounts owed hereunder, ORBIMAGE shall proceed diligently with the performance of the Work, unless the CUSTOMER delivers a notice of suspension or termination in accordance with the terms of this Contract. Notwithstanding the foregoing, any Dispute regarding changes in Work pursuant to this Contract must be resolved prior to any authorization to proceed with such a change becoming effective.

       (d) Injunctive Relief. Notwithstanding GC-18(a) and GC-18(b), each of ORBIMAGE and CUSTOMER agrees that if it breaches the provisions of GC-17, the non-breaching party would be irreparably injured and that the remedies available under this GC-18 or at law for such breach would be inadequate. In such event, each of ORBIMAGE and CUSTOMER agree that the non-breaching party shall be entitled to temporary or other injunctive relief, including, without limitation, specific performance, without necessity of proving monetary damages or posting a bond, pending final resolution of the matter in accordance with this GC-18.

       (e) Consolidation of Disputes. In the event that one or more Disputes arise under each of this Contract and the Distribution Agreement, such disputes shall be consolidated and addressed simultaneously under the dispute resolution and arbitration procedures set forth in the Distribution Agreement. Notwithstanding the foregoing, any such Dispute regarding changes in Work pursuant to this Contract must be resolved prior to any authorization to proceed with such a change becoming effective.

GC-19  CHANGES AND EXTRA WORK

       (a) CUSTOMER may at any time direct in writing any change in the Work within the general scope of this Contract.

       (b) If at any time ORBIMAGE believes that other acts or omissions of CUSTOMER constitute a change to the Work not identified as such, ORBIMAGE shall notify CUSTOMER in writing within thirty (30) days. CUSTOMER will either issue a change or determine that a change is not required and notify ORBIMAGE accordingly.

       (c) If any change or extra work direction causes an increase or decrease in ORBIMAGE's costs, or the time required for the performance of Work under this Contract, an equitable adjustment shall be made in the contract price or schedule or both and in such other provisions of the Contract as may be affected, and the Contract shall be modified in writing accordingly. Unless otherwise directed by CUSTOMER, ORBIMAGE shall perform changes so that all requirements of the Contract shall be met.

       (d) Changes shall not include Work reasonably required to complete the design, supply, installation and test of the OGS System in accordance with standard engineering practices, which have been or reasonably should have been anticipated and included in the original total estimated price.

       (e) Any claim for an adjustment under this GC-19 must be asserted in writing within



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forty-five (45) days following ORBIMAGE's receipt of a written change. Such claim will include a complete and detailed calculation of costs and a revised schedule in order to permit evaluation by CUSTOMER. At all times ORBIMAGE shall keep accurate records of the actual costs of performing each change. A failure to agree on an equitable adjustment shall be deemed to be a dispute within the meaning of GC-18 (Dispute Resolution and Arbitration).

       (f) When any adjustment to the contract price, schedule, performance or any other provision has been agreed, a written amendment to the Contract shall be prepared and executed by both parties.

GC-20  PURCHASER FURNISHED UTILITIES, FACILITIES, AND SERVICES

       In addition to the items designated in Exhibit C (SOW), the CUSTOMER shall provide the following for use by ORBIMAGE and its Subcontractors in support of the installation and testing activities associated with furnishing the OGS System:

              (i) Buildings, building services and utilities suitable to accommodate and support the operation of the OGS System within the operating environment for each item of Equipment furnished as a part of the OGS System.

              (ii) All permits required by government authorities of the Site whether local or otherwise, required to or necessary to allow any installation or operations of the OGS System.

              (iii) Unrestricted access to CUSTOMER's property on which the OGS System is located, or is to be located, including the Site location of the reception facility.

              (iv) Supply of telephone lines, toilet facilities and the like to support the installation works.

GC-21  DELIVERY, SECURITY INTEREST

       (a) ORBIMAGE shall arrange shipping for and on behalf of the CUSTOMER, to deliver the Goods to the CUSTOMER facility. The Goods will be shipped:

              (i) if by Air Freight; delivery by a common carrier to CIP point; and

              (ii) if by Ocean Freight; delivery by a common carrier to CIF point.

       (b) The CUSTOMER as importer, shall effect custom clearance and pay all import duties, withholding taxes, tariffs and any other taxes or duties associated therewith. ORBIMAGE shall be responsible for all insurance and transportation charges from port of entry (after customs clearances have occurred) to the CUSTOMER's facilities.



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       (c) Any demurrage arising from customs clearances shall be to the account of CUSTOMER. Any demurrage resulting from improperly prepared shipping documents on the part of the ORBIMAGE shall be to the account of ORBIMAGE.

       (d) So long as there remains any unpaid amount by CUSTOMER to ORBIMAGE, ORBIMAGE or its applicable Subcontractor shall retain title in the Equipment, and the Equipment shall remain personal property. During such period, CUSTOMER will not permit, allow, or suffer the attachment of any lien, charge or encumbrance of any kind to the Equipment, nor so incorporate the Equipment in real property that it loses its identity as personal property. CUSTOMER will promptly pay when due all assessments, levies, fees, taxes, duties or other charges against the Equipment or its use.

       (e) Upon payment at shipping, CUSTOMER shall obtain a security interest in the Equipment equal to the payment made by CUSTOMER but ORBIMAGE shall at all times maintain full title, custody and control of such Equipment until title shall pass pursuant to GC-11 (Title to Goods and Services; Risk of Loss; Licensed Use).

GC-22  PACKING AND MARKING

       (a) ORBIMAGE shall utilize best commercial practices in packing the Equipment for overseas shipment so as to avoid damage during transit to destination. ORBIMAGE shall comply with weight and size limitations for standard air transport in accordance with IATA Regulations.

       (b) The Goods shall be packed in durable wooden case(s) or in carton(s), suitable for long distance ocean or airfreight transportation, as applicable, and shall be able to survive storage and transport within a dry container, vessel or building and normal handling during transport.

       (c) At least thirty (30) days prior to Factory Acceptance Testing of the OGS System, CUSTOMER shall provide ORBIMAGE with the shipping delivery address for delivery of the OGS System, as well as the consignment address.

GC-23  TRANSPORTATION AND INSURANCE

       (a) All transportation and shipping shall be conducted under the provisions of Incoterms. When ready, all Equipment along with documents as required by the Contract are to be delivered addressed to the shipping delivery address provided by CUSTOMER pursuant to GC-22(c).

       (b) The waybills issued by public common carrier are acceptable for negotiation purposes. Insurance of the cargo to port of entry will be arranged by ORBIMAGE. Handing over of the equipment will be advised by ORBIMAGE by facsimile to CUSTOMER with full details of the waybill. Along with the equipment, copies of the following documents will be handed over by ORBIMAGE to the carrier:



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              (i) Five (5) copies of the waybill;

              (ii) Four (4) copies of ORBIMAGE's detached invoice with itemized unit prices;

              (iii) Four (4) copies of the Factory Acceptance Test Certificate jointly issued by authorized Representatives of CUSTOMER and ORBIMAGE;

              (iv) Five (5) copies of the packing list;

              (v) Four (4) copies of the insurance policy; and

              (vi) Two (2) copies of the cablegram advising CUSTOMER of shipping arrangements.

       ORBIMAGE shall provide CUSTOMER with an itemized packing list associated with shipment at least fifteen (15) days in advance of the expected date of shipment.

GC-24  TARIFFS, DUTIES AND TAXES

       (a) Export tariffs, duties or other taxes or charges levied by the current or future laws of any country outside of the Destination Country concerning the export and shipment of the OGS System shall be paid by ORBIMAGE, and ORBIMAGE shall not demand reimbursement from CUSTOMER for any such payments.

       (b) Import tariffs, duties, or other taxes or charges levied by the current or future laws of the Destination Country concerning the import and shipment of the OGS System shall be paid by CUSTOMER, and CUSTOMER shall not demand reimbursement from ORBIMAGE for any such payments.

       (c) Intentionally Deleted.

       (d) Equipment and Materials brought into the Destination Country by ORBIMAGE or its Subcontractors for carrying out the Contract and to be subsequently re-exported shall be exempted from import duties, levies or taxes. For this purpose, ORBIMAGE shall submit to CUSTOMER the list of such necessary Equipment and Materials before shipment and CUSTOMER shall give any assistance required to obtain the aforementioned exemptions. Any deposits that need to be lodged with the Government of the Destination Country to secure temporary importation of ORBIMAGE's or its Subcontractor's Equipment or Materials shall be provided by CUSTOMER.

       (e) Any Equipment and Material brought into the Destination Country by ORBIMAGE or its Subcontractors for carrying out the Contract, but thereafter disposed of in the Destination Country to the CUSTOMER, shall be taxed at the current Destination Country tariffs or duties to the CUSTOMER.



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GC-25  APPLICABLE LAW

       This Contract and any and all claims, controversies or disputes arising under this Agreement or related to the subject matter hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law rules thereof or the Convention on Contracts for the International Sale of Goods.

GC-26  SEVERABILITY; BINDING AGREEMENT

       (a) If any part of this Contract shall be held unenforceable, the remainder of this Contract will nevertheless remain in full force and effect.

       (b) This Contract shall be binding upon the parties hereto and their successors and permitted assigns.

GC-27  COMMUNICATIONS IN ENGLISH

       The parties agree that all communications, notices or any written material provided by ORBIMAGE to CUSTOMER or by CUSTOMER to ORBIMAGE under this Agreement shall be in English.

GC-28  HEADINGS

       Headings in this Contract are included for convenience of reference only and shall not constitute a part of this Contract for any other purpose. The appendixes, exhibits and schedules described in this Contract and attached hereto are an integral part hereof and are incorporated herein by this reference.

GC-29  ENTIRE AGREEMENT

       This Contract and the Distribution Agreement, including the exhibits, schedules and other attachments hereto and thereto, contain the entire understanding between CUSTOMER and ORBIMAGE and supersedes all prior written and oral understandings relating to the subject hereof. Any modification or amendment of this Contract (including the attachments hereto) must be in writing and signed by both parties.

GC-30  WAIVER OF SOVEREIGN IMMUNITY

       Each party hereto (including any assignee or party assuming any rights or obligations



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                          ORBITAL IMAGING CORPORATION
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

under this Contract) unconditionally and irrevocably:

              (i) agrees that the execution, delivery and performance by it of this Contract constitutes private and commercial acts rather than public or governmental acts;

              (ii) agrees that should any legal proceedings be brought against it or its assets in relation to this Contract or any transaction contemplated by this Contract no immunity (sovereign or otherwise) from such legal proceedings shall be claimed by or on behalf of itself or with respect to its assets, to the maximum extent permitted by law;

              (iii) to the maximum extent permitted by law, waives any such right of immunity (sovereign or otherwise) which it or its assets now has or may acquire in the future; and

              (iv) consents in respect of the enforcement of any judgment against it in any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, to the maximum extent permitted by law, the making, enforcement or execution against or in respect of any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

GC-31  PAYMENTS

       All payments due and payable to ORBIMAGE hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by ORBIMAGE in writing.

GC-32  COUNTERPARTS

       This Contract may be executed in two or more counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

GC-33  RATIFICATION AND APPROVAL

       Each of ORBIMAGE and CUSTOMER acknowledge and agree that this Contract shall not enter into legal effect if (A) ORBIMAGE's Board of Directors does not ratify and approve this Contract, the Distribution Agreement and the VAR Agreement in accordance with Section 10(n)(i) of the Distribution Agreement; or
(B) CUSTOMER's Board of Directors does not ratify and approve the Distribution Agreement and this Contract in accordance with Section 10(n)(i) of the Distribution Agreement. In the event that the foregoing conditions have not been satisfied, this Contract, the Distribution Agreement and the VAR Agreement shall automatically terminate without any liability to either party and without any further action being required of either party, as provided in Section 10(n)(i) of the Distribution Agreement.

                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

EXHIBIT "B" - SPOT IMAGE OGS PRICE SCHEDULE AND PAYMENT TERMS

[*CONFIDENTIAL TREATMENT REQUESTED*]








                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                       CONTRACT NUMBER: OGS-SPOT-C-01-300
                         DOCUMENT NUMBER: OGS-SOW-01-300



                                    EXHIBIT C


                                STATEMENT OF WORK

                                     FOR THE

                          ORBIMAGE GROUND STATION (OGS)

                                     UPGRADE


                                  30 July 1999




                      [*CONFIDENTIAL TREATMENT REQUESTED*]



                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                       CONTRACT NUMBER: OGS-SPOT-C-01-300
                         DOCUMENT NUMBER: OGS-TS-01-300



                                    EXHIBIT D




                            PRELIMINARY SPECIFICATION

                                     FOR THE

                           SPOT GROUND STATION UPGRADE




                      [*CONFIDENTIAL TREATMENT REQUESTED*]





                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                     ORBVIEW HIGH RESOLUTION IMAGERY SYSTEM

                      DRAFT PRODUCT SPECIFICATIONS FOR SPOT




                      [*CONFIDENTIAL TREATMENT REQUESTED*]










                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                    EXHIBIT E

                     CONTRACT DATA REQUIREMENTS LIST (CDRL)

                     FOR THE ORBIMAGE GROUND STATION UPGRADE

                      [*CONFIDENTIAL TREATMENT REQUESTED*]





                          ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION